Exhibit 10.1
                                  ------------

         Amendment No. 1 dated May 17, 1999 to Employment Agreement for
                               Robert W. MacDonald

                                 AMENDMENT NO. 1

                                       TO

                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the "Amendment") is executed as of May 17, 1999 by and between Life USA Holding, Inc., a Minnesota corporation (the "Company") and Robert W. MacDonald (the "Executive").

                                R E C I T A L S:

         WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of January 1, 1998 (the "Agreement");

         WHEREAS, Allianz Life Insurance Company of North America, a Minnesota corporation ("Parent"), and the Company have agreed to enter into an Agreement and Plan of Merger, dated as of May 17, 1999 (the "Merger Agreement"), pursuant to which a wholly owned subsidiary of Parent will be merged with and into the Company and the Company will become a wholly owned subsidiary of Parent (the "Merger"); and

         WHEREAS, as a material condition and inducement to Parent's execution of the Merger Agreement, the Executive and the Company have agreed to enter into this Amendment.

         NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Amendment. Effective as of the date hereof, Section 4(k) of the Agreement is hereby amended by inserting the following text immediately following the last sentence of Section 4(k):

                  Notwithstanding the foregoing provisions of this Section 4(k), a "Change of Control" shall not be deemed to have occurred with respect to any of the following:

                           (a)      the execution of this Agreement;

                           (b) the acquisition by Allianz Life Insurance Company
                  of North America or any of its direct or indirect subsidiaries or affiliates (collectively, "Allianz") of all or substantially all of the voting securities, business or assets of the Company or the merger of Allianz with and into the Company (or the merger of the Company with and into Allianz);

                           (c) any change in the membership of the Board of
                  Directors of the Company in connection with, or the approval of the stockholders of the Company of, any action under item
                  (b) above; or

                           (d) the execution of any agreement contemplated by
                  that certain Agreement and Plan of Merger executed between Allianz Life Insurance Company of North America, Nova New Co. and the Company.

         2. Additional Amendments. Effective immediately upon the effectiveness of the Merger:

                  (a) the second sentence of Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  In discharging such duties and responsibilities, the Executive may also serve as an executive officer and/or director of any direct or indirect subsidiary of the Company (collectively the "Subsidiaries", and together with any direct or indirect parent of the Company and any other direct or indirect subsidiary of any such parent, collectively the "Affiliates") or of any Affiliate.

                  (b) Section 3(c) is hereby deleted in its entirety.

                  (c) each instance of the phrase "its Subsidiaries" in Sections 4(b), 5(a), 5(b), and 5(c) of the Agreement is hereby deleted and replaced with the phrase "its Affiliates".

                  (d) each instance of the phrase "the Subsidiaries" in Sections 4(b), 5(b), 5(c) and 5(d) of the Agreement is hereby deleted and replaced with the phrase "its Affiliates".

                  (e) the first sentence of Section 4(c) of the Agreement is hereby amended and restated to read in its entirety as follows:

                           (c) Termination for Good reason by the Executive. By
                  following the procedure set forth in paragraph 4(e), the Executive shall have the right to terminate the Executive's employment with the Company for "Good Reason" in the event (i) the Executive is not at all times a duly elected Chairman and Chief Executive Officer of the Company or a holder of a comparable title with an Affiliate; (ii) there is any material reduction in the scope of the Executive's authority and responsibility (provided, however, that the transfer of the Executive to a position of substantially similar authority and responsibility with an Affiliate shall not constitute a "material reduction" in the scope of Executive's authority and responsibility hereunder); (iii) there is a reduction in the Executive's Base Salary, a material reduction in the amount of Annual Bonus for which the Executive is eligible, an amendment to any employee retirement plan applicable to the Executive which is materially adverse to the Executive, or a material reduction in the other benefits to which the Executive is entitled under paragraph 3(e) above; (iv) the Company requires the Executive's principal place of employment to be anywhere other than the Company's or an Affiliate's principal executive offices, or there is a relocation of such principal executive offices outside of the Minneapolis/St. Paul, Minnesota metropolitan area; or (v) the Company otherwise fails to perform its obligations under this Agreement.

         3. Full Force and Effect. Except as expressly set forth herein, the Agreement as amended hereby shall continue in full force and effect in accordance with its terms.

         4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the principles thereof regarding conflict of laws.

         IN WITNESS WHEREOF, the parties have executed this Agreement, each as of the date first above written.



                                        LIFE USA HOLDING, INC.



                                        By   /s/ Mark A. Zesbaugh
                                             -----------------------------------

                                        Its  Chief Financial Officer
                                             -----------------------------------




                                        /s/ Robert W. MacDonald
                                        ----------------------------------------
                                        Robert W. MacDonald